                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                    Hillenbrand Industries Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            HILLENBRAND INDUSTRIES


                           NOTICE OF ANNUAL MEETING

                           TO BE HELD APRIL 7, 1998


     The annual meeting of shareholders of Hillenbrand Industries, Inc., an Indiana corporation, 700 State Route 46 East, Batesville, Indiana 47006-8835, will be held at the Sherman House in Batesville, Indiana, on Tuesday, April 7, 1998, at 10:00 o'clock a.m., local time, for the following purposes:

     (1)  To elect three members to the Board of Directors;

     (2) To ratify the appointment of Price Waterhouse LLP as independent auditors of Hillenbrand Industries, Inc.; and

     (3) To transact such other business as may properly come before the meeting and any adjournment of the meeting.

     The Board of Directors has fixed the close of business on February 13, 1998, as the record date for determining which shareholders are entitled to notice of and to vote at the meeting.

                         By Order of the Board of Directors



                         Mark R. Lindenmeyer
                         Secretary

February 27, 1998

                                   CONTENTS

                                                                          PAGE
                                                                          ----
VOTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . .       1

ABOUT THE BOARD OF DIRECTORS (INCLUDING DIRECTOR COMPENSATION). . . .       6

RATIFICATION OF APPOINTMENT OF AUDITORS . . . . . . . . . . . . . . .       8

EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . .       8

COMPENSATION COMMITTEES' REPORT . . . . . . . . . . . . . . . . . . .      10

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION . . . . .      16

COMPANY STOCK PERFORMANCE . . . . . . . . . . . . . . . . . . . . . .      16

RETIREMENT PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . .      17

COST OF SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . .      18

SHAREHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . .      18

INCORPORATION BY REFERENCE. . . . . . . . . . . . . . . . . . . . . .      18

                            HILLENBRAND INDUSTRIES

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Hillenbrand Industries, Inc. (the "Company"), 700 State Route 46 East, Batesville, Indiana 47006-8835 [telephone (812) 934-7000], for use at the annual meeting of its shareholders to be held at the Sherman House in Batesville, Indiana, on April 7, 1998, at 10:00 a.m., local time, and at any adjournments of the meeting, and was mailed initially to shareholders on or about February 27, 1998. All shares represented by these proxies will be voted at this meeting in accordance with instructions given by shareholders. Where no instructions are given the shares will be voted (1) in favor of the election of the Board of Directors' nominees for three directors; (2) in favor of the ratification of the appointment of Price Waterhouse LLP as independent auditors of the Company; and (3) in the discretion of the proxy holder upon such other business as may properly come before the meeting.

     The purpose of the annual meeting is to vote upon the matters set forth above. The Board of Directors is not aware of any other business which may come before the meeting. A shareholder executing and delivering the enclosed proxy may revoke it by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the annual meeting.

                                    VOTING

     The close of business on February 13, 1998, has been fixed as the record date for determining which shareholders are entitled to notice of and to vote at the annual meeting. On February 13, 1998, there were 67,526,880 shares of the Company's common stock issued and outstanding. Each share of common stock is entitled to one vote with respect to every matter submitted to a vote at the meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

     VOTES NECESSARY TO ADOPT PROPOSALS. A plurality of the votes cast is required for the election of directors. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at a meeting at which a quorum is present. The affirmative vote of the holders of a majority of the votes cast is required for the ratification of the appointment of the auditors.

     A majority of the shares issued and outstanding constitutes a quorum. Under Indiana law, once a share is represented for any purpose at a meeting it is deemed present for quorum purposes for the remainder of the meeting. Abstentions, broker non-votes, and instructions on a proxy to withhold authority to vote for one or more of the director nominees will result in fewer votes being cast with respect to a particular issue or nominee.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation and the Code of By-laws of the Company provide that members of the Board of Directors shall be classified with respect to the terms which they shall serve by dividing them into three classes. Each class consists of three or four members. At the upcoming annual meeting, three members of the Board of Directors in Class II shall be elected for three year terms expiring at the 2001 annual meeting, or until their successors are duly elected and qualified.

The three directors in Class III and four directors in Class I were each previously elected to three year terms expiring at the 1999 and 2000 annual meetings, respectively.

     The enclosed proxy, unless authority is withheld, will be voted in favor of electing as directors the nominees listed for the terms indicated. If any one or more of these nominees should be unable to serve, the enclosed proxy may be voted for a substitute nominee selected by the Board of Directors or the Board of Directors may amend the Code of By-laws of the Company to reduce the number of directors.

NOMINEES:
                                   CLASS II

To be elected to serve three year terms expiring at the 2001 annual meeting:


                                                           SERVED      SHARES(1)
                                                            AS A      BENEFICIALLY     PERCENT OF
                                                           DIRECTOR    OWNED AS OF    TOTAL SHARES
NAME                       AGE     PRINCIPAL OCCUPATION     SINCE    FEBRUARY 6, 1998 OUTSTANDING
----                       ---     --------------------    --------  ---------------- ------------
LAWRENCE R. BURTSCHY       61      CHAIRMAN OF L.R.          1970    4,981,766(2)(3)       7.4%
                                   BURTSCHY & COMPANY

DANIEL A. HILLENBRAND      74      CHAIRMAN OF THE BOARD     1969    1,980,822(2)(4)      2.9%
                                   OF THE COMPANY

RAY J. HILLENBRAND         63      PERSONAL INVESTMENTS      1970    1,976,761(2)(5)      2.9%


DIRECTORS:

                                      CLASS III

Serving three year terms expiring at the 1999 annual meeting:


                                                           SERVED      SHARES(1)
                                                            AS A      BENEFICIALLY     PERCENT OF
                                                           DIRECTOR    OWNED AS OF    TOTAL SHARES
NAME                       AGE     PRINCIPAL OCCUPATION     SINCE    FEBRUARY 6, 1998 OUTSTANDING
----                       ---     --------------------    --------  ---------------- ------------
JOHN C. HANCOCK             68     CONSULTANT                1980        13,000(6)         (11)

GEORGE M. HILLENBRAND II    58     PERSONAL INVESTMENTS      1986     5,004,285(2)(7)      7.4%

JOHN A. HILLENBRAND II      66     PERSONAL INVESTMENTS      1981(8)   3,710,075(2)(9)     5.5%


                                   CLASS I

Serving three year terms expiring at the 2000 annual meeting:


                                                              SERVED      SHARES(1)
                                                               AS A      BENEFICIALLY     PERCENT OF
                                                              DIRECTOR    OWNED AS OF    TOTAL SHARES
NAME                    AGE     PRINCIPAL OCCUPATION           SINCE    FEBRUARY 6, 1998 OUTSTANDING
----                    ---     --------------------          --------  ---------------- ------------
PETER F. COFFARO         69    CHAIRMAN OF THE BOARD PABCO     1987         42,874           (11)
                               FLUID POWER CO., OHIO VALLEY
                               FLOORING, AND ANCHOR FLANGE
                               COMPANY

EDWARD S. DAVIS          66    PARTNER, HUGHES HUBBARD         1974          4,000(6)        (11)
                               & REED LLP, ATTORNEYS

LEONARD GRANOFF          71    PRESIDENT OF GRANOFF ASSOCIATES 1978         16,208           (11)

W AUGUST HILLENBRAND     57    PRESIDENT AND CHIEF EXECUTIVE   1972      3,922,745(2)(6)     5.8%
                               OFFICER OF THE COMPANY                        (10)


STOCK OWNERSHIP OF OTHER NAMED EXECUTIVE OFFICERS:



                                                               SHARES(1)
                                                              BENEFICIALLY      PERCENT OF
                                                               OWNED AS OF     TOTAL SHARES
NAME                   AGE     PRINCIPAL OCCUPATION          FEBRUARY 6, 1998  OUTSTANDING
----                   ---     --------------------          ----------------  ------------

TOM E. BREWER          59    SENIOR VICE PRESIDENT & CHIEF         41,340          (11)
                             FINANCIAL OFFICER

MARK R. LINDENMEYER    51    VICE PRESIDENT, GENERAL                2,386          (11)
                             COUNSEL & SECRETARY

MICHAEL L. BUETTNER    40    VICE PRESIDENT,                        1,614          (11)
                             CORPORATE DEVELOPMENT

ROBERT J. TENNISON     51    VICE PRESIDENT,                          280          (11)
                             CONTINUOUS IMPROVEMENT


ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY       17,924,943(3)(4)(5)(6)   26.5%
AS A GROUP, CONSISTING OF 19 PERSONS.                                 (7)(9)(10)


(1) The Company's only class of equity securities outstanding is common stock without par value. The Company is not aware of any person, other than members of the Hillenbrand family as indicated herein, beneficially owning more than five percent (5%) of the Company's common stock.

(2) John A. Hillenbrand II and Ray J. Hillenbrand are brothers. John A., Ray J., W August and George M. Hillenbrand II are nephews of Daniel A. Hillenbrand. Lawrence R. Burtschy is a son-in-law of George C. Hillenbrand, deceased, brother of Daniel A. Hillenbrand.

(3) Includes 3,814,920 shares owned of record by trusts, of which Lawrence R. Burtschy is co-trustee, for the benefit of certain members of the Daniel
     A. Hillenbrand and George C. Hillenbrand families; and 951,489 shares owned of record and beneficially by his wife, Elisabeth H. Burtschy. Mr. Burtschy disclaims beneficial ownership of these shares.

(4) Includes 72,400 shares held of record and beneficially owned by Daniel A. Hillenbrand's wife, Mary H. Hillenbrand. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(5) Includes 800,000 shares held of record by a trust, of which Ray J. Hillenbrand is trustee; 15,975 shares held of record by a charitable foundation, of which Mr. Hillenbrand is a trustee; and 991,501 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(6) Does not include deferred compensation in the form of deferred shares of common stock held on the books and records of the Company in the following amounts: Edward S. Davis - 4,425 shares; John C. Hancock - 5,016 shares; W August Hillenbrand - 145,882 shares; and other executive officers - 13,196 shares.

(7) Includes 3,814,920 shares owned of record by trusts, of which George M. Hillenbrand II is co-trustee, for the benefit of Mr. Hillenbrand and other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(8) John A. Hillenbrand II previously served as a Director of the Company from 1972 to 1979.

(9) Includes 16,240 shares held of record by his wife, Joan L. Hillenbrand; 593,576 shares held of record by trusts for the benefit of his children and grandchildren; and 2,473,392 shares held of record by a family partnership for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(10) Includes 1,844,590 shares owned of record by trusts, of which W August Hillenbrand is trustee or co-trustee; and 688,716 shares owned of record by a family partnership for the benefit of members of his family. Mr. Hillenbrand disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 217,174 shares owned of record and beneficially by his wife, Nancy K. Hillenbrand; 56,509 shares held of record by a charitable trust, of which Mr. Hillenbrand is a co-trustee; and 251,325 shares held by a limited partnership, of which Mr. Hillenbrand is a limited partner. Mr. Hillenbrand disclaims beneficial ownership of these shares.

(11) Ownership of less than one percent (1%) of the total shares outstanding.

     Daniel A. Hillenbrand has been Chairman of the Board since 1972. Mr. Hillenbrand served as President of the Company from 1972 through October 20, 1981, and as Chief Executive Officer from 1972 through April 11, 1989. Mr. Hillenbrand had been employed by the Company throughout his business career until his retirement on April 30, 1989.

     W August Hillenbrand has been President of the Company since October 21, 1981 and was elected Chief Executive Officer of the Company on April 11, 1989. Mr. Hillenbrand has been employed by the Company throughout his business career. He is also a director of DPL, Inc. of Dayton, Ohio.

     George M. Hillenbrand II has devoted his business career to the management of personal and family investments.

     John A. Hillenbrand II has managed personal and family investments since 1979. He is also a director of PSI Energy of Plainfield, Indiana, CINergy Corp. of Cincinnati, Ohio and National City Bank, of Indianapolis, Indiana. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1979. He is also chairman, vice chairman, or a director of several privately owned companies.

     Ray J. Hillenbrand has been engaged in the management of personal and family investments for much of his career. Mr. Hillenbrand was employed by and active in the management of the Company prior to his resignation as an officer in 1977.

     Mr. Burtschy is Chairman of L.R. Burtschy & Company, an investment management company, and has been so engaged since 1969. Mr. Burtschy is also a director of Skyline Chili, Inc. of Cincinnati, Ohio, and a director or partner of several privately owned companies.

     Mr. Coffaro, a mechanical engineer, has devoted his career to the development of a number of manufacturing and distribution businesses. He is a director of several privately owned companies located in Cincinnati, Ohio.

     Mr. Davis, a partner in Hughes Hubbard & Reed LLP, a New York law firm, has practiced law during his entire professional career. He is also a director of Cognitronics Corporation of Danbury, Connecticut.

     Mr. Granoff is President and director of Granoff Associates, a privately owned investment company in Providence, Rhode Island.

     Dr. Hancock, who holds a Ph.D. in Electrical Engineering, is a consultant. Until 1988, he was Executive Vice President for Corporate Development and Technology of United Telecommunications, Inc. (Sprint).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and any person holding more than ten percent of the Company's common stock are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company is required to report in this proxy statement any failure to file or late filing occurring during 1997. Based solely on reports and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, executive officers and ten percent beneficial owners, except that one report involving one transaction was filed late by Peter F. Coffaro.

                         ABOUT THE BOARD OF DIRECTORS
                       (INCLUDING DIRECTOR COMPENSATION)

     The Board of Directors has the following standing committees: an Executive Committee, a Finance Committee, an Audit Committee, a Compensation Committee and a Performance Compensation Committee. The Company does not have a nominating committee. During 1997, the Board of Directors of the Company held seven meetings.

     The Executive Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand and W August Hillenbrand. The Executive Committee advises the Chief Executive Officer on business decisions of significant impact and on the business in general. Subject to limitations provided by law or the Code of By-laws, the Executive Committee exercises the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board. The Executive Committee met four times during 1997.

     The Finance Committee of the Board of Directors consists of Messrs. Lawrence R. Burtschy, Daniel A. Hillenbrand (Chairman), George M. Hillenbrand II, John A. Hillenbrand II, Ray J. Hillenbrand and W August Hillenbrand. The Finance Committee reviews financial policies and procedures of the Company. It also makes recommendations to the Board of Directors on dividend policy, issuance and sale or repurchase of Company securities, and the investment of Company funds, including pension and thrift plans. The Finance Committee also advises on proposed acquisitions and divestments. During 1997, the Finance Committee held four meetings.

     The Audit Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman) and Daniel A. Hillenbrand. The Audit Committee annually recommends to the Board of Directors of the Company independent accountants for appointment by the Board of Directors as auditors of the books, records and accounts of the Company and its subsidiaries. The Audit Committee reviews the services to be performed by the independent accountants; makes a determination regarding the possible effect of the performance of such services on the independence of the principal independent accountants; receives and reviews the reports submitted by the principal independent accountants of the Company; and takes such action with respect to such reports as it deems appropriate. In addition, the Audit Committee determines the duties and responsibilities of the internal auditing staff; reviews the annual program for the internal audit of the operational procedures of the Company; receives and reviews reports submitted by the internal auditing staff; and takes such action as it deems appropriate to assure that the interests of the Company are adequately protected, including the maintenance of accounting controls and standards. During 1997, the Audit Committee held four meetings.

     The Compensation Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis (Chairman), John C. Hancock, Daniel A. Hillenbrand and W August Hillenbrand. The Compensation Committee annually reviews the performance contributions of the officers of the Company and makes recommendations to the Board of Directors for adjustments to the base salaries of those officers. The Compensation Committee also has general oversight responsibility for other compensation programs of the Company and reviews the structure, cost effectiveness, and competitive position of the Company's compensation programs. During 1997, the Compensation Committee held two meetings.

     The Performance Compensation Committee of the Board of Directors consists of Messrs. Peter F. Coffaro, Edward S. Davis, John C. Hancock and Daniel A. Hillenbrand (Chairman) and its Sub-Committee consists of Messrs. Peter F. Coffaro and John C. Hancock. The Performance Compensation Committee is responsible for the administration of the Company's Performance Compensation Plan, Restricted Stock Plan, and Senior Executive Compensation Program, except for those responsibilities designated to the Sub-Committee under those plans. The Performance Compensation Committee and/or its Sub-Committee selects participants, makes awards, establishes specific performance objectives, and assesses individual and subsidiary performance achievements against those previously established performance objectives. The Sub-Committee is responsible for administering the 1996 Stock Option Plan. The Performance Compensation Committee held two meetings in 1997.

     During the Company's fiscal year ended November 29, 1997, each Director who was not a salaried officer or employee of the Company received an annual fee of $20,000 and a fee of $3,000 for each Board of Directors meeting attended. Directors who are members of the Executive, Finance, Audit and Compensation Committees received $1,000 for each committee meeting attended. Directors were reimbursed for expenses incurred as a result of attendance at Board or committee meetings. Directors of the Company may defer receipt of directors' fees otherwise payable to them by the Company. Under the Company's 1996 Stock Option Plan, non-employee Directors receive non-qualified stock options to purchase 2,000 shares of common stock each year. Non-employee Directors are also eligible to participate in the Company's group term life insurance program in which premiums are paid by the Company. Death benefits, which are age related, range from $60,000 to $150,000.

     Daniel A. Hillenbrand has entered into a Consulting Agreement with the Company under which he is to provide consulting and advisory services to the Company, including advice on acquisitions and capital expenditures, until May 31, 1999, for which he receives an annual consulting fee of $505,289, as well as certain pension, health care, insurance and other benefits which totaled $106,675 during 1997. Mr. Hillenbrand has unique knowledge and extensive experience in the industries served by the Company, in part because of his long-term relationship with the Company, and in addition he is well-recognized as an innovator and leader in these industries. Therefore, consulting services from other sources would not be comparable to the services provided by Mr. Hillenbrand. Mr. Hillenbrand retired from the Company on April 30, 1989, but continues to serve as Chairman of the Board.

     During the past year the Company purchased 290,395 shares of common stock from one of Ray J. Hillenbrand's sons and 990,000 shares of common stock from a trust established by George C. Hillenbrand to facilitate the payment of the trust's federal and state taxes upon the death of Mr. Hillenbrand's widow, Margaret M. Hillenbrand.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Subject to shareholder ratification, the Board of Directors of the Company has appointed the firm of Price Waterhouse LLP, certified public accountants, as independent auditors to make an examination of the financial statements of the Company for its fiscal year ending November 28, 1998. The appointment was made upon the recommendation of the Audit Committee, which is composed of members of the Board of Directors who are not officers or otherwise employees of the Company. A representative of Price Waterhouse LLP will be present at the annual meeting with an opportunity to make a statement, if he so desires, and will respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                            EXECUTIVE COMPENSATION

     The following tabulation and notes set forth the compensation paid or accrued by the Company during the three fiscal years ended November 29, 1997, November 30, 1996 and December 2, 1995 to the Chief Executive Officer and each of the other four most highly compensated executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                              ANNUAL COMPENSATION                       COMPENSATION
                                        -------------------------------------     --------------------
                                                                                     AWARDS     PAYOUTS
                                                                                  ----------------------
             NAME                                                    OTHER        SECURITIES
             AND                                                     ANNUAL       UNDERLYING     LTIP     ALL OTHER
          PRINCIPAL                     SALARY         BONUS      COMPENSATION     OPTIONS      PAYOUTS  COMPENSATION
          POSITION           YEAR         $              $            $(1)           #(2)        $(3)       $(4)
         ----------         -----      --------       --------    ------------    ----------   --------  -------------
----------------------------------------------------------------------------------------------------------------------
 W AUGUST HILLENBRAND        1997      $732,032       $661,433      $110,442        30,000      $  0      $227,220
 PRESIDENT & CHIEF           1996      $690,972       $623,633      $105,023         N/A        $  0      $186,032
 EXECUTIVE OFFICER           1995      $657,987       $  0          $ 78,853         N/A        $  0      $146,177
----------------------------------------------------------------------------------------------------------------------
 TOM E. BREWER               1997      $321,615       $193,800        (5)           8,000       $  0      $ 66,473
 SENIOR VICE PRESIDENT &     1996      $304,308       $183,000        (5)            N/A        $  0      $ 55,819
 CHIEF FINANCIAL OFFICER     1995      $293,423       $  0            (5)            N/A        $  0      $ 46,557
----------------------------------------------------------------------------------------------------------------------
 MARK R. LINDENMEYER         1997      $204,423       $123,000        (5)           4,000       $  0      $ 17,067
 VICE PRESIDENT, GENERAL     1996      $194,423       $117,000        (5)            N/A        $  0      $ 25,667
 COUNSEL & SECRETARY         1995      $182,192       $  0            (5)            N/A        $  0      $  5,440
----------------------------------------------------------------------------------------------------------------------
 MICHAEL L. BUETTNER         1997      $184,048       $123,681        (5)           4,000       $  0      $  3,200
 VICE PRESIDENT,             1996      $148,981       $ 74,003        (5)            N/A         N/A      $  3,000
 CORPORATE DEVELOPMENT       1995      $127,942       $ 10,000        (5)            N/A         N/A      $  3,000
----------------------------------------------------------------------------------------------------------------------
 ROBERT J. TENNISON          1997      $209,423       $ 94,500        (5)           2,000        N/A      $  3,200
 VICE PRESIDENT,             1996      $153,750       $ 69,111        (5)            N/A         N/A      $  3,000
 CONTINUOUS IMPROVEMENT      1995        N/A            N/A           N/A            N/A         N/A          N/A
----------------------------------------------------------------------------------------------------------------------

 (1) Consists of the cost of perquisites and other personal benefits provided by the Company. Included in the 1997 amounts shown for W August Hillenbrand are $86,469 for financial planning services reimbursed.

(2) All options were granted pursuant to the Company's 1996 Stock Option Plan. The Company has not awarded stock appreciation rights.

(3) The amounts appearing in this column are the values as of November 29, 1997, November 30, 1996 and December 2, 1995 of the shares earned under the Senior Executive Compensation Program for 1995-1997, 1994-1996 and 1993-1995 performance cycles respectively.

(4)  All other compensation earned or allocated in 1997 is as follows:


                                 PENSION CONTRIBUTIONS       ABOVE MARKET
                                SUPPLEMENTAL      401(K)    INTEREST EARNED     TOTAL
                               -------------     --------   ---------------  ----------
W AUGUST HILLENBRAND            $ 192,193         $3,200        $31,827       $227,220
TOM E. BREWER                   $  53,399         $3,200        $ 9,873       $ 66,472
MARK R. LINDENMEYER             $  13,546         $3,200        $   321       $ 17,067
MICHAEL L. BUETTNER                  NONE         $3,200           NONE       $  3,200
ROBERT J. TENNISON                   NONE         $3,200           NONE       $  3,200


(5)  Amounts do not exceed disclosure thresholds established under SEC rules.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock option grants to the named executive officers during the fiscal year ended November 29, 1997.

                                                   INDIVIDUAL GRANTS
                         -----------------------------------------------------------------
                           NUMBER OF         PERCENT OF TOTAL
                           SECURITIES           OPTIONS         EXERCISE
                           UNDERLYING          GRANTED TO       OR  BASE
                         OPTIONS GRANTED      EMPLOYEES IN       PRICE                       GRANT DATE
NAME                          #(1)            FISCAL YEAR       ($/SHARE)  EXPIRATION DATE  PRESENT VALUE (2)
-----                    ---------------     -----------------  ---------- ---------------  -----------------
W AUGUST HILLENBRAND         30,000             11.01%          $44.3125       4/9/07           $397,836
TOM E. BREWER                 8,000              2.94%          $44.3125       4/9/07           $106,090
MARK R. LINDENMEYER           4,000              1.47%          $44.3125       4/9/07           $ 53,045
MICHAEL L. BUETTNER           4,000              1.47%          $44.3125       4/9/07           $ 53,045
ROBERT J. TENNISON            2,000               .73%          $44.3125       4/9/07           $ 26,522


(1) All options were granted pursuant to the Company's 1996 Stock Option Plan. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options were granted for terms of ten years, and vest one-third on each of the first three anniversaries of the date of grant. In the event of a change of control of the Company, the unvested portions of the options will be subject to limited accelerated vesting. No stock appreciation rights were granted to executive officers in fiscal 1997.

(2) Option values were calculated on the basis of the Black-Scholes option pricing model. Options were assumed to be exercised 5.97 years after the date of grant. Other assumptions used for the valuations are a risk-free interest rate of 6.83%, stock price volatility of .1903 and annual dividend yield of 1.44%. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning option exercises during fiscal year 1997 by the named executive officers and unexercised options held by such officers as of November 29, 1997:


                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           SHARES                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                          ACQUIRED      VALUE      OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END
                                                  ---------------------------    --------------------------
NAME                    ON EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
----                    -----------    --------   -----------   -------------    -----------  -------------
W AUGUST HILLENBRAND         0            $0            0         30,000             $0         $7,500
TOM E. BREWER                0            $0            0          8,000             $0         $2,000
MARK R. LINDENMEYER          0            $0            0          4,000             $0         $1,000
MICHAEL L. BUETTNER          0            $0            0          4,000             $0         $1,000
ROBERT J. TENNISON           0            $0            0          2,000             $0         $  500



                      LONG TERM INCENTIVE PLANS - AWARDS
                              IN LAST FISCAL YEAR

     The following table gives information regarding long term incentive plan awards made during fiscal year 1997 to each of the named executive officers.

                       NUMBER OF SHARES/  PERFORMANCE OR OTHER                 ESTIMATED FUTURE
                          UNITS OR            PERIOD UNTIL         PAYOUTS UNDER NON-STOCK PRICE-BASED PLANS
                                                                   ------------------------------------------
NAME                     OTHER RIGHTS(1)  MATURATION OR PAYOUT     THRESHOLD #    TARGET #      MAXIMUM #
----                  ------------------  --------------------     -----------    --------      ---------
W AUGUST HILLENBRAND       10,490              1997/1999              1           10,490         20,980
TOM E. BREWER               2,767              1997/1999              1            2,767          5,534
MARK R. LINDENMEYER         1,756              1997/1999              1            1,756          3,512
MICHAEL L. BUETTNER         1,558              1997/1999              1            1,558          3,116
ROBERT J. TENNISON          1,199              1997/1999              1            1,199          2,398


(1) Performance share award based on participation in the Senior Executive Compensation Program. Payout of award is dependent on specified levels of shareholder value created during a three year period. The target amount will be earned if 100% of targeted shareholder value created is achieved. Incremental amounts above the threshold will be earned as incremental shareholder value is created and the maximum award is based on achievement of 200% of the targeted shareholder value created.

                        COMPENSATION COMMITTEES' REPORT

     The Compensation Committee and the Performance Compensation Committee of the Board of Directors, under the direction of the Board of Directors, have prepared the following report for inclusion in this proxy statement. This report sets forth the compensation policies applicable to the Company's executive officers and the relationship of corporate performance to executive compensation. The functions of each Committee and of a sub-committee of one of them are divided in order to meet applicable legal requirements, but those committees are collectively referred to in this report as the Committee.

COMPENSATION PHILOSOPHY

     The Company's compensation programs reflect a long-standing and strongly held belief in the principle of performance oriented compensation. The values that are integral to the design and operation of the Company's compensation administration and plan designs include:

- creating long term shareholder value as the cornerstone of the Company's compensation philosophy

- linking compensation programs to the achievement of business strategies in each subsidiary

- having financial objectives at the subsidiary level that reflect the performance expectations of the Company for that entity

-    emphasizing variable pay rather than fixed compensation

     Performance expectations reflect the Company's commitment to continuous improvement. When expectations are met or exceeded, variable compensation should be paid; to the extent expectations are not met, variable incentive compensation should not be paid.

     The compensation package for the senior executives of the Company is comprised of base salary, an annual cash incentive, a three-year performance opportunity, stock options, and benefits which are generally available in companies of similar size.

COMPENSATION ELEMENTS

1.   BASE SALARY

     At the senior executive level, base salaries are conservative when compared with companies of similar size and financial performance. Emphasis in the Company's compensation programs is placed on variable or "at risk" compensation rather than on base salary. The Committee reviews the base salaries of the executive officers on an annual basis. Adjustments to base salaries result from an assessment of the performance contributions of each executive in relationship to that executive's scope of responsibility. The Committee also examines the overall competitive position of the base salaries of its executive officers in relation to companies of similar size and financial performance. The Committee maintains an appropriate position for other compensation elements, i.e. short term incentive compensation, perquisite compensation, long term incentive compensation, and other benefit programs including life insurance and pension benefits. The Company rewards the creation of sustainable long term shareholder value and as a result places greater emphasis on variable compensation than on base salary.

     Effective June 21, 1997 the Board of Directors acted on the recommendation of the Committee to increase the compensation of W August Hillenbrand by 7%. Prior to making the adjustment the Committee reviewed the year to date performance of each of the subsidiaries, the financial performance of the Company, and the performance contributions of Mr. Hillenbrand in relationship to performance objectives, such as management of cash flow and return on equity, and made an assessment of the degree to which he was contributing to the creation of long term shareholder value. The Committee also reviewed competitive compensation information provided by an independent consulting firm prior to recommending to the Board of Directors the adjustment to Mr. Hillenbrand's base salary. The Committee utilized the services of an independent compensation consulting firm to provide marketplace competitive information regarding base salaries of executive officers. The base salaries of executive officers of the Company were compared with those of other diversified manufacturing firms, and with base salaries practices of companies who have generated total shareholder returns similar to those of the Company. Other executive officers were granted adjustments to their base salaries at the same time based both upon their performance contributions, such as attainment of continuous improvement in their areas of responsibility and management of cash flow, during the preceding twelve months and marketplace comparisons. Adjustments to the base salaries of the other executive officers were recommended by the Committee and approved by the Board of Directors.

2.   PERQUISITES

     The senior executive officers are eligible for perquisite compensation under the Company's Senior Executive Compensation Program (the "Program"). The annual amount of a perquisite account is limited to 10% of each participant's base salary or such other limits as may be imposed on participants by the Committee (in the case of the Chief Executive Officer of the Company and certain other senior executives who are participants) and by the Chief Executive Officer of the Company (in the case of other participants). Perquisite compensation may be used to pay for supplemental health care, insurance benefits, financial planning assistance, club membership fees or Company common stock. All or a portion of perquisite compensation may be deferred to be paid in cash at the end of the deferral period.

3.   INCENTIVE COMPENSATION

     a.   SHORT TERM INCENTIVE COMPENSATION

     Under the terms of the Program, the Committee establishes specific financial and non-financial objectives for each subsidiary and for the Company overall. Each subsidiary is measured and rewarded based upon its performance contributions and the performance of its strategic business units. Short term financial performance objectives are established annually at levels which generally represent continuous improvement over prior years' results. Non-financial performance objectives are established to assure proper attention by each subsidiary to those non-financial factors which are necessary for long term shareholder value creation. Achievement of financial objectives determines how much short term incentive compensation is potentially available for distribution in each subsidiary; achievement of both the financial and non-financial objectives determines how much incentive compensation will actually be paid. The Committee established financial and non-financial objectives to maintain the appropriate balance between the short and long term performance expectations of shareholders.

     The amount of short term incentive compensation is determined by first establishing a performance base ("Performance Base") and a target ("Target") for each subsidiary. The Performance Base and Target for the Company's Chief Executive Officer and Vice Presidents are recommended by the Chief Executive Officer of the Company and approved by the Committee. The Performance Base and Target for each participant in the Program who is a chief executive officer of a subsidiary are approved by the Chief Executive Officer of the Company. The Performance Base and Target for other participants who are employees of the Company are established and approved by the Chief Executive Officer of the Company and the Performance Base and Target for participants who are employees of subsidiaries of the Company are established by the chief executive officer of such subsidiary. The Performance Base and Target for the Chief Executive Officer of the Company are directly related to the return on shareholder equity of the Company or as otherwise determined by the Committee. Goals for other participants include both financial and non-financial measures and may reflect the accomplishment of tactical and strategic plans of each subsidiary.

     Short term incentive compensation opportunity is equal to 60% of base salary for the Chief Executive Officer of the Company; 50% of base salary in the case of a chief executive officer of a subsidiary; 40% of base salary for corporate or subsidiary senior executives; and 30% for all other executive participants. Attainment of the Performance Base results in short term incentive compensation equal to 50% of the above scale. Short term incentive compensation of up to 150% of the amount of the above scale may be paid. Achievement above Performance Base is paid according to a formula recommended by the Chief Executive Officer of the Company and approved by the Committee.

     Short term incentive compensation is calculated for each senior executive participant at the end of each fiscal year. Short term incentive compensation is payable in cash after forty days, but within seventy-five days, after the end of the fiscal year. All or a portion of short term incentive compensation may be deferred by the employee and invested either in cash or common stock to be paid at the end of the deferral period.

     Executive officers of the Company were awarded cash bonuses in January 1998 based upon the achievement of return on shareholder equity objectives established by the Committee at the beginning of the 1997 fiscal year.

     b.   LONG TERM INCENTIVE COMPENSATION

     Under the terms of the Program, the Committee reviews the business plans of each of the subsidiaries and the performance expectations of the Company overall at the commencement of each fiscal year. The performance history and expected performance contributions of each subsidiary provide the foundation for the Committee to establish performance objectives for long term compensation programs.

     The Committee recommends to the Board of Directors the establishment and administration of the Company's long term incentive compensation. The Committee designates participants in the long term component of the Program and establishes the shareholder value creation objectives for each subsidiary and for the Company for each three-year cycle of the Program. The Committee reviews a mathematically calculated analysis of a shareholder's risk-adjusted expectation for return on his or her investment in the Company's common stock. The Committee establishes specific performance objectives for each subsidiary and for the Company based upon the shareholder value calculation. For the executive officers of the Company, the base for the three-year cycle is established by taking the prior year's net income and dividing it by the weighted average cost of capital for the Company. During the three-year cycle, the positive and negative cash flows are measured and adjusted to account for their time value to the Company. At the end of the three-year period, the

Company's net income is again capitalized by dividing it by the Company's weighted average cost of capital. The result of these calculations is compared with the present value of the base year's capitalized net income to determine if shareholder value exceeded calculated shareholder expectations. The sum of the performance objectives so established for the various subsidiaries is higher than calculated shareholder expectation for the Company as a whole, as calculated under this model. The level of performance so determined represents the minimum level of performance which must be achieved for payment of long term incentive compensation. The Committee further establishes a maximum level of shareholder value creation for which incentive compensation will be paid. Performance above that target level creates additional value for shareholders but does not result in additional payments to executive officers.

     The long term component of the Program affords executives the opportunity to become significant shareholders in the Company, thereby aligning the interests of shareholders and executives. At the commencement of each three-year cycle a performance opportunity for each participant is established. That opportunity is equal to 50% of base salary for the Chief Executive Officer of the Company; 45% of base salary in the case of a chief executive officer of a subsidiary; 30% of base salary for corporate or subsidiary senior executives; and 20% of base salary for all other executive participants. That opportunity is divided by the preceding year's average share price of the Company's common stock to determine the tentative award in shares of common stock. At the conclusion of the performance cycle the extent to which the financial performance of the Company exceeded the calculated expectations of shareholders is determined. To the extent that calculated shareholder expectations were exceeded, payouts are made under the Program, some of which may be required to be deferred. The range of award can be from 0 to 200% of the opportunity established for each executive at the outset of the cycle.

     Long term performance share compensation is payable at the end of the three-year cycle (but not sooner than forty days after the end of the cycle) in the form of shares of common stock. Payment of long term performance compensation is contingent upon a participant's continued employment throughout the three-year period to which the compensation relates. All or a portion of long term performance compensation earned may be deferred by the employee. All earned compensation above the 100% target achievement at the end of each cycle must be deferred until the later of age 62 or retirement and is subject to forfeiture in the event the employee voluntarily terminates employment within three years after the end of the cycle.

     During the 1995/1997 cycle the financial performance of the Company was below the performance targets for the Program's minimum payout; therefore no amounts were earned or paid to the executive officers of the Company for the 1995/1997 cycle.

     c.   STOCK OPTION PLAN

     The 1996 Stock Option Plan provides for the opportunity to grant stock options to officers, other key employees and non-employee directors to help align those individuals' interests with those of shareholders, to motivate executives to make strategic long-term decisions, and to better enable the Company to attract and retain capable directors and executive personnel.

     The Committee utilized the services of an independent consulting compensation firm to provide marketplace competitive information as well as the practices of companies who have generated similar total shareholder returns.

     Stock option grants for non-employee directors of 2,000 shares are provided by the Plan and are to be granted as of the first day following each annual meeting of the Company's shareholders.

     Officers, other key employees and non-employee directors were granted stock options during the 1997 fiscal year. The options vest over a three year period. Officers and some key employees have been given shareholding guidelines to encourage them to become significant shareholders of the Company.

                                     * * *

      Section 162(m) of the Internal Revenue Code limits tax deductibility of certain executive compensation in excess of $1 million per year unless certain requirements are met. The Program is designed to meet these requirements. The policy of the Committee related to these requirements is to maintain a compensation program which maximizes the creation of long term shareholder value. The Committee's intention is to comply with the requirements of Section 162(m) except in those limited cases where the Committee believes shareholder interests are best served by another approach.

     Respectfully submitted to the Company's shareholders by the Compensation Committee and the Performance Compensation Committee of the Board of Directors.


BY:  COMPENSATION COMMITTEE        BY:  PERFORMANCE COMPENSATION
                                        COMMITTEE

Peter F. Coffaro                        Peter F. Coffaro
Edward S. Davis (Chairman)              Edward S. Davis
John C. Hancock                         John C. Hancock
Daniel A. Hillenbrand                   Daniel A. Hillenbrand (Chairman)
W August Hillenbrand


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Peter F. Coffaro, Edward S. Davis, John C. Hancock, Daniel A. Hillenbrand and W August Hillenbrand served on the Compensation Committee during 1997, and Peter F. Coffaro, Edward S. Davis, John C. Hancock and Daniel A. Hillenbrand served on the Performance Compensation Committee during 1997.

     Daniel A. Hillenbrand, Chief Executive Officer of the Company until April 11, 1989, and currently Chairman of the Board of the Company, serves on both the Compensation Committee and the Performance Compensation Committee of the Company. W August Hillenbrand, President and Chief Executive Officer of the Company, serves on the Compensation Committee.

     Edward S. Davis, who is Chairman of the Compensation Committee and a member of the Performance Compensation Committee, is a partner in the law firm of Hughes Hubbard & Reed LLP. The Company retains Hughes Hubbard & Reed LLP as legal counsel.

                           COMPANY STOCK PERFORMANCE

     The following graph compares the cumulative total return for Hillenbrand common shares of the Company with the S & P 500 Index and S & P Manufacturing (Diversified Industrial) Index:


                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG HILLENBRAND INDUSTRIES, S&P 500 AND
                      S&P MANUFACTURING (DIVERSIFIED INDUSTRIALS)
                                  BASE = NOVEMBER 1992



DATE         HILLENBRAND        S&P 500           S&P MFG
1992             $100              $100             $100
1993             $120              $110             $101
1994             $123              $111             $ 74
1995             $181              $152             $ 82
1996             $254              $195             $ 94
1997             $299              $250             $116


     Assumes $100 invested in November 1992. Total return assumes that all dividends are reinvested when received.

                               RETIREMENT PLANS

SAVINGS PLAN

     Under the Hillenbrand Industries, Inc., Savings Plan (the "Savings Plan"), officers of the Company and other employees may contribute through payroll deduction up to 15 percent of their base salary on a pre-tax basis, subject to certain maximum amounts established by the Internal Revenue Service, pursuant to Section 401(k) of the Internal Revenue Code, into a choice of investment vehicles. The Company makes matching contributions of 40 percent of the first five percent of pre-tax contributions (prior to January 1, 1992, the Company contributed 25 percent of the first four percent of pre-tax contributions), subject to certain maximum amounts established by the Internal Revenue Service, and such amounts become fully vested after five years of service with the Company and its subsidiaries.

PENSION PLAN

     The Hillenbrand Industries, Inc. Pension Plan (the "Pension Plan") covers officers of the Company and other employees. Directors of the Company who are not employees of the Company or one of its subsidiaries are not eligible to participate in the Pension Plan. Contributions to the Pension Plan by the Company are made on an actuarial basis, and no specific contributions are determined or set aside for any individual.

     Employees, including officers of the Company, who retire under the Pension Plan receive fixed benefits calculated by means of a formula that takes into account the highest average annual base salary earned over five consecutive years and the employees' years of service. The following table shows approximate representative pension benefits based on a single life annuity calculation for the compensation and years of service indicated:

             APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65

HIGHEST AVERAGE BASE
SALARY FOR ANY PERIOD OF    5 YEARS      10 YEARS     15 YEARS     20 YEARS    25 YEARS     30 YEARS     35 YEARS    40 YEARS
5 CONSECUTIVE YEARS         OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE  OF SERVICE   OF SERVICE   OF SERVICE  OF SERVICE
------------------------    ----------   ----------   ----------  -----------  ----------  -----------   ----------  ----------
     $  100,000             $  6,000       $ 12,000    $ 18,000     $ 24,000    $ 30,000    $ 36,000     $ 43,000    $ 49,000
     $  200,000             $  14,000      $ 28,000    $ 42,000     $ 56,000    $ 70,000    $ 84,000     $ 99,000    $113,000
     $  300,000             $  22,000      $ 44,000    $ 66,000     $ 88,000    $110,000    $132,000     $155,000    $177,000
     $  400,000             $  30,000      $ 60,000    $ 90,000     $120,000    $150,000    $180,000     $211,000    $241,000
     $  500,000             $  38,000      $ 76,000    $114,000     $152,000    $190,000    $228,000     $267,000    $305,000
     $  600,000             $  46,000      $ 92,000    $138,000     $184,000    $230,000    $276,000     $323,000    $369,000
     $  700,000             $  54,000      $108,000    $162,000     $216,000    $270,000    $324,000     $379,000    $433,000
     $  800,000             $  62,000      $124,000    $186,000     $248,000    $310,000    $372,000     $435,000    $497,000
     $  900,000             $  70,000      $140,000    $210,000     $280,000    $350,000    $420,000     $491,000    $561,000
     $1,000,000             $  78,000      $156,000    $234,000     $312,000    $390,000    $468,000     $547,000    $625,000


     The credited years of service under the Pension Plan and the 1997 calendar year base salaries for the officers named in the table are as follows: W August Hillenbrand - 37 years, $734,925; Tom E.

Brewer - 15 years, $323,000; Mark R. Lindenmeyer - 11 years, $205,000; Michael L. Buettner - 3 years, $186,588; and Robert J. Tennison - 2 years, $210,000.

     The Internal Revenue Code limits the amount of benefits which may be paid under a qualified pension plan, such as the Company's Pension Plan. In order to be able to pay the full benefits which are earned as described in the paragraph and table above, the Company has established a non-qualified, unfunded pension plan for senior executives to pay the amounts which could not otherwise be paid because of the limitations established by the Internal Revenue Code. The Pension Plan is not subject to deductions for Social Security or other offset amounts.

                             COST OF SOLICITATION

     The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder which is to be presented at the annual meeting to be held in 1999 must be received at the Company's principal executive offices in Batesville, Indiana, not later than December 28, 1998, in order to be included in the proxy statement and form of proxy relating to that meeting.

     Pursuant to the Code of By-laws of the Company, any proposal by a shareholder may not be presented at the annual meeting to be held in 1999 unless it is delivered to or mailed and received by the Secretary at the Company's principal offices in Batesville, Indiana, not later than 100 days prior to the anniversary of the April 7, 1998 annual meeting. If the date of the annual meeting to be held in 1999 is more than 30 days after such anniversary date, such notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming 1999 annual meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the 1999 annual meeting date.

                          INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporates this proxy statement by reference, the Compensation Committees' Report and the line graph Comparison of Five Year Cumulative Total Return shall not be incorporated by reference into any such filings.

                                   Mark R. Lindenmeyer
                                   Secretary

February 27, 1998

                            HILLENBRAND INDUSTRIES, INC.
         Proxy for Annual Meeting Of Shareholders To Be Held April 7, 1998
                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Daniel A. Hillenbrand and W August Hillenbrand, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned at the Annual Meeting of Shareholders of Hillenbrand Industries, Inc. (the "Company") to be held at the Sherman House in Batesville, Indiana 47006, on April 7, 1998 at 10:00 a.m., local time, and at any adjournments of the meeting, on the following matters:

          (1)  Election of director nominees Lawrence R. Burtschy, Daniel
               A. Hillenbrand and Ray J. Hillenbrand to serve three year terms as directors.

               / / FOR ALL NOMINEES               / / WITHHOLD AUTHORITY
                    (except as marked to the contrary below)

              (INSTRUCTION:  To withhold authority for any individual nominee, write that nominee's name on the line provided below.)
                        ___________________________________

          (2) Ratification of the appointment of Price Waterhouse LLP as independent auditors.

               / / FOR   / / AGAINST    / / ABSTAIN

          (3) In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

           THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

                    (continued and to be signed on reverse side)
             __________________________________________________________

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1 AND 2. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS.

                                         _____________________________
                                         Signature
                                         _____________________________
                                         Signature if held jointly

                                         Please sign name and title exactly
                                         as shown on label on this proxy card.

                                         Dated:____________________, 1998


IMPORTANT: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, PARTNER, OFFICER OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, ALL HOLDERS MUST SIGN THE PROXY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.